UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Stratus Properties Inc. (the “Company”) held its 2020 annual meeting of stockholders on May 7, 2020, in Austin, Texas. At the annual meeting, the Company’s stockholders (1) elected James E. Joseph and Michael D. Madden to serve as Class I directors of the Company, each for a three-year term; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (3) ratified the appointment of BKM Sowan Horan, LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year.

Of the 8,210,139 shares of the Company’s common stock outstanding as of the record date, 7,303,865 shares were represented in person or by proxy at the annual meeting. The inspector of elections reported the final vote of stockholders as follows:

Proposal No. 1: Election of two Class I director nominees.

Name	Votes For	Votes Withheld	Broker Non-Votes

James E. Joseph	5,302,754	135,105	1,866,006
Michael D. Madden	5,022,813	415,046	1,866,006

Proposal No. 2: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

5,318,098	116,322	3,439	1,866,006

Proposal No. 3: Ratification of the appointment of BKM Sowan Horan, LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes

7,269,938	30,781	3,146	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By:/s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: May 8, 2020